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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public acountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed S-3 Registration Statement File Nos. 333-40760, 333-48810, 333-50990, 333-74854,
333-60856, 333-060854 and 333-72846, S-8 Registration Statement File No.
333-92649 and SB-2 Registration Statement File No. 333-81983.

                                                 /s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
March 29, 2002